UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2010

AMSTEM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-51931	88-0374180
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13406 Racetrack Road #233, Tampa, FL 33626

(Address of principal executive offices – zip code)

(813) 283-2556

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 1, 2010, AmStem Corporation (the “Company”) finalized an employment agreement with Dwight Brunoehler, to assume the roll of President of the AmStem Corporation. He will be replacing David Stark, who will remain as Vice President and Chief Scientific Officer of AmStem Corporation. The Company will pay Dwight Brunoehler a base salary of $250,000 and an automatic increase to $275,000 after one year, in addition to other benefits listed in his contract. Dwight Brunoehler will be issued 3,000,000 cashless warrants at the closing price on September 1, 2010 and will vest during the course of his employment. Brunoehler will direct day to day operations with responsibility for advancing the company’s business plan, including building an expert medical advisory board, commercial launch of its stem cell based cosmeceutical products and working with AmStem’s Korean facility, Histostem, to help create and expand international business and scientific opportunities.

ITEM 5.02 ELECTION OF DIRECTOR OR PRINCIPAL OFFICER

Dwight Brunoehler was appointed to President of the AmStem Corporation. He will be replacing David Stark, who will remain as Vice President and Chief Scientific Officer of AmStem Corporation.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10.1	Dwight Employment Agreement dated September 1, 2010.

99.1	Press release dated September 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmStem Corporation

By:	/s/ Andrew J. Norstrud
Name:	Andrew J. Norstrud
Title:	Chief Financial Officer

Date September 7, 2010